Exhibit 99.1

Investors Real Estate Trust Announces Planned Retirements of Trustees Patrick G. Jones; C.W. “Chip” Morgan; and Edward T. Schafer, and Appointment of Jeffrey K. Woodbury as a Trustee.

Minot, North Dakota—June 23, 2011--Investors Real Estate Trust (NASDAQ: IRET) today announced the planned retirements of trustees Patrick G. Jones, C.W. “Chip” Morgan, and Edward T. Schafer, each of whom has informed the Company that he will not seek re-election to the Investors Real Estate Trust (“IRET”) Board of Trustees when his current term of office expires at the Company’s 2011 Annual Meeting of Shareholders, scheduled for September 20, 2011.  Mr. Jones, Mr. Morgan and Mr. Schafer each confirmed to the Company that his decision to retire from the Board at the expiration of his current term is not due to any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

 “IRET has benefited greatly from the contributions of each of these trustees over the years,” said IRET President and CEO Tim Mihalick.  “Their integrity, vision and guidance have helped IRET navigate the current difficult economy and build for the future.  We are grateful for their service to the Company’s shareholders.”

The Company also announced that at the June 22, 2011 meeting of the Company’s Board, and upon the recommendation of the Board’s Nominating and Governance Committee, the Board fixed the number of trustees of the Company at eleven, increasing the number of trustees from ten, and elected Jeffrey K. Woodbury to fill the vacancy created by the increase.  Mr. Woodbury was elected to the Board of Trustees effective immediately; his term of office will continue until the Company’s 2011 Annual Meeting of Shareholders and until his successor is elected and qualifies.  Mr. Woodbury will be included in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders as a nominee for election as Trustee.  Mr. Woodbury, who is an officer, director and legal counsel to the Woodbury Corporation, a Salt Lake City-based commercial real estate company which owns and manages over 11 million square feet of retail, office, hotel and industrial properties, has over 25 years of commercial real estate development and management experience.  Mr. Woodbury received his B.A. from the University of Utah and his J.D. from Drake University Law School.  Mr. Woodbury is the Vice President, Legal and Development, of Woodbury Corporation.

“We are delighted to welcome Jeff to the Board of Trustees,” said Mr. Mihalick.  “His deep understanding of all aspects of commercial real estate is extremely relevant to IRET and we expect his guidance will be invaluable as we execute our mission of increasing shareholder value.”

About IRET

Investors Real Estate Trust is an equity real estate investment trust.  Its business consists of owning and operating income-producing multi-family residential and commercial properties located primarily in the upper Midwest.  Investors Real Estate Trust is based in Minot, North Dakota, and has additional offices in Minneapolis, Minnesota and Omaha, Nebraska.

Forward-Looking Statements

The information in this press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often include words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance in connection with discussions of future operating or financial performance. Examples of forward-looking statements include, but are not limited to, statements regarding the composition of the Company’s Board of Trustees and the Company’s expectations regarding its financial and operating results and acquisition and development projects.  The Company's forward-looking statements are based on management's current expectations and assumptions regarding the Company's business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. The Company's actual results may vary materially from those expressed or implied in its forward-looking statements. Important factors that could cause the Company's actual results to differ materially from those in its forward-looking statements include economic conditions, changes in regulation and political conditions, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission.